UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 25, 2012

(Date of earliest event reported)

FORESTAR PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	84-0772991
(State or other jurisdiction of	0-8877	(I.R.S. Employer
incorporation or organization)		Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

CREDO Petroleum Corporation

1801 Broadway, Suite 900

Denver, Colorado 80202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 28, 2012, in connection with the closing of the Merger (as defined below), CREDO Petroleum Corporation n/k/a Forestar Petroleum Corporation (the “Company”) repaid to BOKF, N.A., a national banking association, d/b/a Bank of Oklahoma (“Bank of Oklahoma”), all amounts due, approximately $9 million, under the Credit Agreement, dated as of February 16, 2012, among the Company, United Oil Corporation (a subsidiary of the Company) and Bank of Oklahoma, as amended.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 28, 2012, pursuant to the terms of the previously-announced Agreement and Plan of Merger, dated as of June 3, 2012 (the “Merger Agreement”), by and among the Company, Forestar Group Inc., a Delaware corporation (“Forestar”), and Longhorn Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Forestar (“Merger Sub”), Forestar completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Forestar (the “Merger”).

At the effective time of the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”) , other than shares owned by Forestar and its subsidiaries or held in the Company’s treasury, or by any stockholder who was entitled to and who properly exercised appraisal rights under Delaware law, was cancelled and converted into the right to receive $14.50 per share in cash, without interest.  Each option to purchase the Company’s common stock that was outstanding as of the effective time of the Merger was cancelled in exchange for the right to receive the excess of $14.50 over the exercise price of such option, less applicable taxes required to be withheld.  The aggregate amount of the merger consideration was approximately $146 million, excluding closing costs.

Furthermore, pursuant to the Rights Agreement, dated as of April 9, 2009, by and between the Company and Computershare Trust Company, N.A., as amended (the “Rights Agreement”), the Rights Agreement and the rights issued thereunder (the “Company Rights”) terminated immediately prior to the effective time of the Merger.

The foregoing description of the Merger Agreement, and the rights of holders of the Company Rights, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein and, with respect to the Company Rights, is further qualified by reference to the Rights Agreement, as amended, previously filed with the Securities and Exchange Commission (the “SEC”).

A copy of the press release announcing the completion of the Merger released by the Company on September 28, 2012 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger pursuant to the Merger Agreement, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that each share of Company Common Stock, has been converted into the right to receive $14.50 in cash, without interest, and on September 28, 2012, Nasdaq filed with the SEC, at the Company’s request, an application on Form 25 to remove the Company Common Stock from listing and registration thereon.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in Item 2.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

On September 28, 2012, pursuant to the Merger Agreement, Merger Sub merged with and into the Company.  Under the terms of the Merger Agreement, each share of Company Common Stock outstanding at the effective time of the Merger was cancelled and converted into the right to receive $14.50 in cash, without interest.  The Company was the surviving corporation in the Merger and, as a result, became a wholly-owned subsidiary of Forestar.  The aggregate amount of the merger consideration was approximately $146 million, excluding closing costs.  Forestar financed the transaction using borrowings under its senior credit facility and available cash.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all members of the Company’s Board of Directors (Clarence H. Brown, Oakley Hall, James T. Huffman, John A. Rigas, H. Leigh Severance, William F. Skewes and Marlis E. Smith, Jr.) resigned on September 28, 2012 as of the effective time of the Merger, and the directors of Merger Sub immediately prior to the Merger, James M. DeCosmo, Christopher L. Nines and David M. Grimm, were appointed directors of the Company immediately after the effective time of the Merger.

In addition, in connection with the Merger, all of the officers of the Company (including Michael D. Davis, Chief Operating Officer and Interim Chief Executive Officer, and Brian C. Mazeski, Chief Accounting Officer) ceased to be officers of the Company as of the effective time of the Merger and the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of the Company after the Merger, including James M. DeCosmo as President and Chief Executive Officer, Christopher L. Nines as Chief Financial Officer and Treasurer, and Charles D. Jehl as Executive Vice President and Chief Accounting Officer.

Mr. DeCosmo, age 54, has served as President and Chief Executive Officer of Forestar since 2006.  Mr. Nines, age 41, has served as Chief Financial Officer of Forestar since 2007.  Mr. Jehl, age 44, has served as Chief Accounting Officer of Forestar since 2006.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger on September 28, 2012, the certificate of incorporation of the Company was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Merger, and the Company amended and restated its by-laws to be in the form of the by-laws of Merger Sub immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.  Also on September 28, 2012, the Company amended its Amended and Restated Certificate of Incorporation to change the name of the Company to “Forestar Petroleum Corporation.”  A copy of the Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto.  A copy of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is attached as Exhibit 3.2 hereto.  A copy of the Amended and Restated By-Laws of the Company is attached as Exhibit 3.3 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders held on September 25, 2012, the stockholders of the Company adopted the Merger Agreement and the Merger, approved by non-binding advisory vote certain compensation arrangements for executive officers of the Company holding such offices immediately prior to the Merger, and approved an adjournment of the special meeting, if necessary, or appropriate to solicit additional proxies if there were insufficient votes at the time of the special meeting to adopt the Merger Agreement.  The following table outlines the results of the stockholder votes at the special meeting:

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Plan of Merger	7,308,908	50,363	6,939	0
Advisory Vote	6,654,368	135,597	576,245	0
Adjournment of Meeting	7,071,440	283,282	11,488	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1                                 Agreement and Plan of Merger, dated June 3, 2012, by and among CREDO Petroleum Corporation, Forestar Group Inc. and Longhorn Acquisition Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

3.1                                 Amended and Restated Certificate of Incorporation of the Company

3.2                                 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

3.3                                 Amended and Restated By-Laws of the Company

99.1                           Press Release Announcing Closing of Merger, dated September 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR PETROLEUM GROUP

Date: September 28, 2012	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1

Agreement and Plan of Merger, dated June 3, 2012, by and among CREDO Petroleum Corporation, Forestar Group Inc. and Longhorn Acquisition Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

3.3	Amended and Restated By-Laws of the Company

99.1	Press Release Announcing Closing of Merger, dated September 28, 2012